HANSEN, BARNETT& MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944
www.hbmcpas.com

August 7, 2008

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have reviewed Item 4.01 in Vibe Records, Inc. Nevada’s form 8-K to be filed with the Securities and Exchange Commission on or about August 13, 2008, and we have no disagreements with it.

HANSEN, BARNETT & MAXWELL, P.C.